Exhibit 99.1

June 10, 2007

Dear Stockholder:

We are pleased to provide you with your portion of this month’s distribution to stockholders.  Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) currently pays an annualized cash distribution of $0.6425 per share representing a 6.4% yield on a $10 share price. If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Program, a distribution statement is enclosed in lieu of a check.

Portfolio Update

During May we added two properties to our portfolio. Newly acquired properties include:

•

Southlake Town Square-Grand Avenue, Southlake, TX

•

Gateway Station II, College Station, TX

Our portfolio now has 312 properties representing more than 46.1 million square feet of leasing space.  The aggregate purchase price of the portfolio exceeds $7.8 billion.

If you have any questions, please contact your Registered Representative or Inland Customer Relations at 800.826.8228.

Sincerely,

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Brenda Gail Gujral

Chief Executive Officer

Enclosure

cc: Trustee

      Broker/Dealer

      Registered Representative